UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2010
O’CHARLEY’S INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-18629	62-1192475

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee	37204

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 256-8500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On May 13, 2010, O’Charley’s Inc. (the “Company”) issued a press release announcing its results of operations for the 16-week period ended April 18, 2010. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 5.07 Submission of Matters to a Vote of Security Holders
(a) The annual meeting of the shareholders of the Company was held on May 13, 2010. The matters that were voted upon at the meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.
1. Election of Directors.

				BROKER NON-
NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	VOTES
Arnaud Ajdler	13,989,207	2,534,970	27,731	2,547,438
William F. Andrews	14,634,343	1,890,794	26,571	2,547,438
Douglas Benham	14,844,766	1,680,522	26,620	2,547,438
Philip J. Hickey, Jr.	16,433,383	92,001	26,524	2,547,438
Gregory Monahan	16,399,294	126,093	26,521	2,547,438
Dale W. Polley	14,882,347	1,642,990	26,571	2,547,438
Richard Reiss, Jr.	14,143,543	2,381,744	26,621	2,547,438
H. Steve Tidwell	14,150,993	2,374,602	26,313	2,547,438
Robert J. Walker	16,407,310	118,335	26,263	2,547,438
Jeffrey D. Warne	16,304,376	221,980	25,552	2,547,438
Shirley A. Zeitlin	16,335,697	190,548	25,663	2,547,438
All 11 of the Company’s nominees for director received over a majority of votes cast.
2. Votes regarding ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010 were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
17,196,145	1,833,695	69,506	—

3. Votes regarding a shareholder proposal brought by People for the Ethical Treatment of Animals were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
496,176	12,937,510	3,118,222	2,547,438
Item 7.01 Regulation FD Disclosure.
On May 13, 2010, the Company issued a press release announcing its results of operations for the 16-week period ended April 18, 2010. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release dated May 13, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer and Treasurer
Date: May 13, 2010

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 13, 2010.